Exhibit 10.1.12

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of June 10, 2010 is by and among EXAMWORKS, INC., a Delaware corporation (“Parent”), SOUTHWEST MEDICAL EXAMINATION SERVICES, INC., a Texas corporation, THE RICWEL CORPORATION, an Ohio corporation, CFO MEDICAL SERVICES, LLC, a New Jersey limited liability company, DIAGNOSTIC IMAGING INSTITUTE, INC., a Texas corporation, RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company, PACIFIC BILLING SERVICES, INC., a Texas corporation, SET-ASIDE SOLUTIONS, LLC, a Delaware limited liability company, MARQUIS MEDICAL ADMINISTRATORS, INC., a New York corporation, IME SOFTWARE SOLUTIONS, LLC, a Michigan limited liability company, FLORIDA MEDICAL SPECIALISTS, INC., a New Jersey corporation, EXAMWORKS EVALUATIONS OF NEW YORK, LLC, a New York limited liability company, and the subsidiaries of Parent that may from time to time hereafter become parties hereto and the Loan Agreement (the foregoing, together with Parent, individually, “Borrower” and collectively, “Borrowers”), in favor of FIFTH THIRD BANK, an Ohio banking corporation in its capacity as administrative agent for Lenders identified below (together with its successors and assigns, “Administrative Agent”).

RECITALS:

     WHEREAS, Borrowers, Administrative Agent and the financial institutions parties thereto (collectively, “Lenders”) are parties to that certain Loan and Security Agreement dated as of December 18, 2009 (as the same has been and may hereafter be further amended, supplemented or modified from time to time, the “Loan Agreement”); and

     WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Loan Agreement as provided herein, in accordance with, and subject to, the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

     1. Amendment to Loan Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend and restate Section 9.12(iii) of the Loan Agreement as follows:

     “(iii) Capital Expenditures. The aggregate Capital Expenditures (excluding for the avoidance of doubt, Acquisitions consummated in accordance with this Agreement) of Borrower on a consolidated basis in any Fiscal Year shall not exceed Three Million Dollars ($3,000,000), commencing with Fiscal Year 2010.”

     2. No Other Amendment. Notwithstanding the amendment set forth in Section 1 hereof, Ultimate Parent and Borrowers acknowledge and expressly agree that this Amendment is limited to the extent expressly set forth herein and shall not constitute a modification or further amendment of the Loan Agreement or any other Financing Agreements or a course of dealing at variance with the terms of the Loan Agreement or any other Financing Agreements (other than as expressly set forth above) so as to require further notice by the Administrative Agent or Lenders, of any of its or their intent to require strict adherence to the terms of the Loan Agreement and the other Financing Agreements in the future.

     3. Representations and Warranties. Ultimate Parent and each of Borrowers hereby represent and warrant to and in favor of the Administrative Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, as follows:

          a. Each representation and warranty set forth in Section 7of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby;

          b. This Amendment has been duly authorized, validly executed and delivered by one or more Duly Authorized Officers of Ultimate Parent and each of Borrowers, and each of this Amendment and the Loan Agreement constitutes the legal, valid and binding obligations of Borrowers (and each of this Amendment and the Financing Agreements to which Ultimate Parent is a party constitutes the legal, valid and binding obligations of Ultimate Parent), enforceable against Borrowers and Ultimate Parent, respectively, in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Ultimate Parent or such Borrower); and

          c. No Default or Event of Default exists both before and after giving effect to this Amendment, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

     4. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective on the date hereof subject to receipt by Administrative Agent of duly executed signature pages to this Amendment from the Ultimate Parent, each of Borrowers and Lenders.

     5. Reaffirmation; References to Loan Agreement.

          a. Each Borrower and Ultimate Parent acknowledges and agrees that all of their respective obligations and Liabilities under the Loan Agreement, as amended hereby,

shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

          b. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

          c. The failure by Administrative Agent, at any time or times hereafter, to require strict performance by any Borrower of any provision or term of the Loan Agreement, this Amendment or any of the Financing Agreements shall not waive, affect or diminish any right of Administrative Agent hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent of a breach of this Amendment or any Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent (and, if applicable, Required Lenders), suspend, waive or affect any other breach of this Amendment or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Amendment, shall be deemed to have been suspended or waived by Administrative Agent unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to Parent. In no event shall Administrative Agent's execution and delivery of this Amendment establish a course of dealing among Administrative Agent, Ultimate Parent, Parent or any other Borrower or any other obligor, or in any other way obligate Administrative Agent to hereafter provide any amendments or, if at any time applicable, waivers with respect to the Loan Agreement. The terms and provisions of this Amendment shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Loan Agreement or of any of the Financing Agreements (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent may now have under or in connection with the Loan Agreement or any of the Financing Agreements.

          d. Except as expressly provided herein, the Loan Agreement and all Financing Agreements (including, without limitation, the Pledge Agreement) shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     6. Release.

          a. In consideration of, among other things, the amendment provided for herein, and for other good and valuable consideration, as of the date hereof, the Ultimate Parent, Parent and each other Borrower (on behalf of themselves and their respective Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the above, for their past, present and future employees, members, managers, partners, agents, representatives, officers, directors, shareholders, and trustees, do hereby and shall be deemed to have unconditionally, irrevocably and forever remised, satisfies, acquits, released and discharged the Administrative Agent and Lenders and any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent and Lenders would be liable if such persons or entities were found in any way to be liable to Ultimate Parent, Parent or any other Borrower, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, costs, judgments, liabilities, damages, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action or proceeding of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any or all of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Amendment, the Loan Agreement or any other Financing Agreement and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Borrower and Ultimate Parent acknowledges that Administrative Agent is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent in entering into this Amendment.

          b. Each of the Ultimate Parent, Parent and each other Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would have the effect of limiting the extent to which a general release extends to claims which a Lender Party does not know or suspect to exist as of the date hereof. Each of the Ultimate Parent, Parent and each other Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term of this Amendment and without which the consideration would not have been given by Administrative Agent and Lenders to Ultimate Parent, Parent and each other Borrower.

     7. Costs, Expenses and Taxes. Without limiting the obligation of Borrower to reimburse Administrative Agent for all costs, fees, disbursements and expenses incurred by Administrative Agent as specified in the Loan Agreement, as amended by this Amendment, Borrower agrees to pay on demand all costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, negotiation, revision, execution and delivery of this Amendment and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys' fees and out-of-pocket expenses.

     8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     9. Law of Contract. This Amendment shall be deemed to be made pursuant to the laws of the State of Illinois and shall be construed, interpreted, governed performed and enforced in accordance therewith, without regard to conflict of law principles.

     10. Financing Agreement. This Amendment shall constitute a Financing Agreement.

     11. Severability; Faxes. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

     12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither Ultimate Parent nor any Borrower may assign any of its respective rights or obligations under this Amendment without the prior written consent of Administrative Agent.

[Remainder of page intentionally blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment to Loan and Security Agreement as of the day and year first above written.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SOUTHWEST MEDICAL EXAMINATION
SERVICES, INC.
THE RICWEL CORPORATION
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC

By: ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SET-ASIDE SOLUTIONS, LLC
IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS EVALUATIONS OF NEW YORK, LLC

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

Acknowledged and Agreed:

EXAMWORKS HOLDINGS, LLLP
By: Compass Partners, L.L.C., its General Partner

By:	/s/ Richard E. Perlman
Name: Richard E. Perlman
Its: President

FIFTH THIRD BANK,
as Administrative Agent and a Lender

By:	/s/ Philip Renwick
Philip Renwick
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Shawn Janko
Shawn Janko
Senior Vice President